                                                                    Exhibit 10.5

                                  OFFICE LEASE

                                     BETWEEN

                TRANSWESTERN GREAT LAKES REIT, L.P., AS LANDLORD

                                       AND

                    QUATRX PHARMACEUTICALS COMPANY, AS TENANT

                              777 EISENHOWER PLAZA
                           777 EAST EISENHOWER PARKWAY
                               ANN ARBOR, MICHIGAN

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  DEFINITIONS .........................................................     1
2.  LEASE GRANT/POSSESSION ..............................................     4
3.  USE .................................................................     5
4.  RENT ................................................................     5
5.  SECURITY DEPOSIT ....................................................     6
6.  SERVICES TO BE FURNISHED BY LANDLORD ................................     6
7.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY ...........................     7
8.  SIGNAGE .............................................................     8
9.  MAINTENANCE, REPAIRS AND ALTERATIONS ................................     8
10. USE OF ELECTRICAL SERVICES BY TENANT ................................     9
11. ASSIGNMENT AND SUBLETTING ...........................................     9
12. MECHANIC'S LIENS ....................................................    11
13. INSURANCE ...........................................................    11
14. INDEMNITY ...........................................................    12
15. DAMAGES FROM CERTAIN CAUSES .........................................    13
16. CASUALTY DAMAGE .....................................................    13
17. CONDEMNATION ........................................................    14
18. EVENTS OF DEFAULT ...................................................    14
19. REMEDIES ............................................................    15
20. NO WAIVER ...........................................................    17
21. PEACEFUL ENJOYMENT ..................................................    17
22. SUBSTITUTION ........................................................    17
23. HOLDING OVER ........................................................    18

24. SUBORDINATION TO MORTGAGE; ESTOPPEL CERTIFICATE .....................    18
25. NOTICE ..............................................................    19
26. SURRENDER OF PREMISES ...............................................    19
27. RIGHTS RESERVED TO LANDLORD .........................................    19
28. MISCELLANEOUS........................................................    20
29. NO OFFER ............................................................    21
30. ENTIRE AGREEMENT ....................................................    21
31. LIMITATION OF LIABILITY .............................................    22

EXHIBIT A - OUTLINE AND LOCATION OF PREMISES
EXHIBIT B - RULES AND REGULATIONS
EXHIBIT C - PAYMENT OF BASIC COSTS
EXHIBIT D - WORK LETTER
EXHIBIT E - ADDITIONAL PROVISIONS
EXHIBIT F - COMMENCEMENT LETTER

                                  OFFICE LEASE

     This Office Lease (the "Lease") is made and entered into on this the 11th day of November, 2004, between TRANS WESTERN GREAT LAKES, L.P., a Delaware limited partnership ("LANDLORD"), and QUATRX PHARMACEUTICALS COMPANY, a _________________________ ("TENANT").

                                   WITNESSETH:

     1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

          A. "BUILDING" SHALL mean the office building at 777 East Eisenhower Parkway, Ann Arbor, Michigan, currently known as 777 Eisenhower Plaza.

          B. "BASE RENT": Base Rent shall be paid according to the following schedule, subject to the provisions of Section 4 hereof. For the purposes of this Section 1B, "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary of the Commencement Date (or portion thereof ending on the Expiration Date).

                  ANNUAL     MONTHLY INSTALLMENTS
   PERIOD       BASE RENT        OF BASE RENT
------------   -----------   --------------------
MONTHS 1-3     $      0.00        $     0.00
MONTHS 4-15    $130,341.12        $10,861.76
MONTHS 16-27   $133,325.12        $11,110.43
MONTHS 28-39   $136,309.12        $11,359.09
MONTHS 40-51   $139,293.12        $11,607.76
MONTHS 52-63   $142,277.12        $11,856.43
MONTHS 64-75   $145,261.12        $12,105.09

The Base Rent and Additional Rent due for the fourth month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

          C. "ADDITIONAL RENT" shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and Tenant's Pro Rata Share of Taxes (hereinafter defined) and any other slims (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease.

          D. "BASIC COSTS" is defined in Exhibit C attached hereto.

          E. "TAXES" is defined in Exhibit C attached hereto.

          F. "SECURITY DEPOSIT" shall mean a letter of credit in the amount of One Hundred Twenty Thousand and 00/100 Dollars ($120,000.00), subject to the terms set forth in Exhibit E. The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

          G. "LEASE TERM" shall mean a period of Seventy Five (75) months commencing on the date upon which Landlord's Work in the Premises has been substantially completed, as such date is determined pursuant to the Work Letter attached hereto as EXHIBIT D (the later to occur of such dates being defined as the "COMMENCEMENT DATE"). Landlord shall make a good faith effort to substantially complete Landlord's Work in the Premises by December 15, 2005 (THE "TARGET COMMENCEMENT DATE"). "EXPIRATION DATE" SHALL MEAN the last day of the Lease Term. Notwithstanding the foregoing, if the Expiration Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term and the last Lease Year thereof shall be extended by the number of days necessary to cause the Expiration Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. Upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto.

          H. "PREMISES" shall mean the office space located within the Building and outlined on EXHIBIT A to this Lease, and commonly referred to as Suite
     100. If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises.

          I. "RENTABLE AREA IN THE PREMISES" shall mean 5,968 square feet.

          J. "RENTABLE AREA IN THE BUILDING" shall mean 281,080 square feet.

          K. "TENANT'S PRO RATA SHARE" shall mean Two and 12/100 percent
     (2.12%).

          L. "PERMITTED USE" shall mean general office use and no other use or purpose.

          M. "BASE YEAR" shall mean 2004.

          N. "GUARANTOR(S)" shall mean NONE.

          O. "BROKER" shall mean, collectively, Friedman Real Estate Group and Transwestern Commercial Services.

          P. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays.

          Q. "COMMON Areas" shall mean those areas located within the Building or on the Property designated by Landlord, from time to time, for the common use or benefit of tenants generally and/or the public.

          R. "DEFAULT RATE" shall mean the lower of (i) fifteen percent per annum, or (ii) the highest rate of interest from time-to-time permitted under applicable federal and state law.

          S. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of holidays.

          T. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

          U. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and Landlord, respectively:

               Tenant:
               QUATRx Pharmaceuticals Company
               777 East Eisenhower Parkway, Suite 100
               Ann Arbor, Michigan 48108

               Landlord:
               Transwestern Commercial Services
               777 East Eisenhower Parkway, Suite 136
               Ann Arbor, Michigan 48108
               Attn: Property Manager

               with a copy to:

               Transwestern Investment Company
               150 North Wacker Drive, Suite 800
               Chicago, Illinois 60606
               Attn: Owner's Representative

               and to:

               Drane, Freyer and Lapins
               150 North Wacker Drive, 8th Floor
               Chicago, Illinois 60606
               Attn: Wendy Freyer, Esq.

               Payments of Rent only shall be made payable to the order of:

               Transwestern 777 Eisenhower Plaza at the following address:

               Transwestern Commercial Services
               777 East Eisenhower Parkway, Suite 136
               Ann Arbor, Michigan 48108
               Attn: Property Manager

               or such other name and address as Landlord shall, from time to time, designate.

     2. LEASE GRANT/POSSESSION.

          A. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises on an "as is" basis (except as otherwise expressly set forth herein), together with the right, in common with others, to use the Common Areas. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use. Tenant, and its employees, guests and invitees, shall have the non-exclusive right to use up to 3.76 parking spaces per one thousand (1,000) rentable square feet of space in the Premises in the surface parking spaces (except the reserved or designated parking spaces) in the parking area adjacent to the Building free of charge during the term of the Lease.

          B. Notwithstanding anything to the contrary contained in this Lease, if Landlord is unable to tender possession of any portion of the Premises on the date possession is to be delivered due to the holding over of another party, this Lease shall not be void or voidable or otherwise affected and Tenant shall have no claim for damages against Landlord. Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Commencement Date as set forth in Section 1G is a specified date, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, the Expiration Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis, and, upon the determination of the actual Commencement Date and the actual Expiration Date, Landlord and Tenant shall each execute and deliver a Commencement Letter in the form of Exhibit F attached hereto.

          Notwithstanding the foregoing, if Landlord has not substantially completed the Landlord's Work in the Premises by May 1, 2005, for any reason other than a Tenant Delay or Force Majeure, then Tenant shall have the right to terminate this Lease upon written notice received by Landlord by May 10, 2005.

          C. If Tenant, with Landlord's prior written approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, equipment or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of this Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the reasonable cost of any services (e.g., electricity, HVAC, freight elevators) that are provided to Tenant during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior written consent of Landlord.

     3. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal or dangerous, which creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with or disturb other tenants or Landlord in the management of the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant shall not, and shall not allow its employees, agents, contractors or invitees, to bring into the Building or the Premises any dangerous or hazardous materials, except for customary office and cleaning supplies, provided Tenant uses, stores and disposes of the same in compliance with all applicable law. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT B and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. In the event of a conflict between the rules and regulations and the terms of this Lease, the terms of this Lease shall control. Landlord shall not knowingly enforce the rules and regulations against Tenant in a discriminatory manner.

     4. RENT.

          A. Tenant covenants to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease, all of which hereinafter. may be collectively called "Rent." In addition, Tenant shall pay, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under this Lease. Such payments shall be paid concurrently with the payments of the Rent on which the tax is based. Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments on the first day of each calendar month during the Lease Term, without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

          B. If Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

          C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT C attached hereto.

     5. Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts, shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord within five (5) days after demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the Lease Term, Landlord shall assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

     6. SERVICES TO BE FURNISHED BY LANDLORD.

          A. Landlord shall furnish the following services: (i) heating and air conditioning during Normal Business Hours to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) janitorial service in the Premises and Common Areas on Business Days; (iv) electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 10 of this Lease and (v) passenger elevator service, 24 hours a day, 7 days a week; and freight elevator service on Business Days, upon request of Tenant and subject to scheduling and charges by Landlord.

          B. If Tenant requests any other utilities or building services in addition to those identified in Section 6A, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due.

          C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of utilities and Building services identified in Section 6A in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes shall not render Landlord liable in any respect nor be construed as an actual or constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof.

          D. Notwithstanding anything to the contrary contained in this Section 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of five (5) consecutive Business Days after Tenant notifies Landlord of such cessation (the "INTERRUPTION NOTICE"); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case
     Section 16 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof, is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent payable hereunder during the period beginning on the sixth (6th) consecutive Business Day of such cessation and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant.

     7. LEASEHOLD IMPROVEMENTS: TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by TENANT ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord may, nonetheless, within one (1) month after, the expiration or earlier termination of this Lease or Tenant's right to possession of the Premises, require Tenant to remove any Leasehold Improvements, except those Leasehold Improvements installed pursuant to the Plans referenced in the Work Letter attached hereto as Exhibit D (the "REQUIRED REMOVABLES") at Tenant's sole cost. Upon the termination of the Lease Term or the sooner termination of Tenant's right to possession of the Premises, Tenant shall remove Tenant's Property, all electronic, phone and data cabling exclusively serving the Premises (whether such cabling is located within or outside of the Premises), and all Required Removables. Tenant shall, at its sole cost and expense, repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition. If Tenant fails to remove any of the foregoing items or to perform any required repairs and restoration, (i) Landlord, at Tenant's sole cost and expense, may remove the same (and repair any damage occasioned thereby) and dispose thereof or deliver such items to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of such items within five (5) days after demand from Landlord and (ii) such failure shall be deemed a holding over by Tenant under Section 23 hereof until such failure is rectified by Tenant or Landlord.

     8. SIGNAGE. Tenant shall not install any signage visible from the exterior of the Premises; all signage shall be in the standard graphics for the Building and no others shall be used or permitted without Landlord's prior written consent. Landlord will install Building standard suite and Building directory signage identifying Tenant, the cost of which will be deducted from the Tenant Allowance described in Exhibit D attached hereto.

     9. MAINTENANCE, REPAIRS AND ALTERATIONS.

          A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall, within thirty (30) days after Landlord's written demand therefor, reimburse Landlord for the cost of all repairs, replacements and alterations (collectively, "Repairs") in and to the Premises, Building and Property and the facilities and systems thereof, plus an administration charge of ten percent of such cost, the need for which Repairs arises out of (1) Tenant's use or occupancy of the. Premises,
     (2) the installation, removal, use or operation of Tenant's Property or Required Removables, (3) the moving of Tenant's Property and Required Removables into or out of the Building, (4) any Alterations (hereinafter defined) or other work performed by Landlord pursuant to the Work Letter (subject to any construction allowance), or (5) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. Landlord shall be responsible for the performance of all other Building repairs.

          B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises (collectively, "ALTERATIONS"), without first obtaining the written consent of Landlord. Prior to commencing any Alterations and as a condition to obtaining Landlord's consent, Tenant shall deliver to Landlord plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 13 hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against . such risks, in such amounts and with such companies as Landlord may reasonably require. All Alterations shall be constructed in a good and workmanlike manner using Building standard materials or other new materials of equal or greater quality. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any Alterations may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion of the Alterations, Tenant shall deliver to Landlord "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All Alterations shall comply with the insurance requirements and with applicable codes, ordinances, laws and regulations. Tenant shall reimburse Landlord upon demand for all reasonable sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any Alterations. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any Alterations that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. If Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to ten percent (10%) of the cost of such Alterations. Landlord's approval of Tenant's plans and specifications for any Alterations performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the Alterations constructed in accordance with such plans and specifications will be adequate for Tenant's use.

     10. USE OF ELECTRICAL SERVICES BY TENANT. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant by a separate charge billed directly to Tenant by Landlord and payable by Tenant as Additional Rent within thirty (30) days after billing. Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects, and all such additional usage shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical usage for the Premises or to measure electrical usage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

     11. ASSIGNMENT AND SUBLETTING.

          A. Except in connection with a Permitted Transfer (defined in Section 11E below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition is not adequate for the obligations such transferee is assuming in connection with the proposed Transfer, (2) the transferee's business or reputation is not suitable for the Building considering the business and reputation of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights under its lease at the Building; (3) the transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer, or (6) Landlord or its leasing agent has received a proposal from or made a proposal to the proposed transferee to lease space in the Building within six (6) months prior to Tenant's delivery of written notice of the proposed Transfer to Landlord. Any attempted Transfer in violation of this Section 11, shall, exercisable in Landlord's sole and absolute discretion, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights to approve any subsequent Transfers. If Landlord withholds its consent to any Transfer contrary to the provisions of this Section 11, Tenant's sole remedy shall be to seek an injunction in equity to compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent. In no event shall any Transfer or Permitted Transfer release or relieve Tenant from any obligation under this Lease or any liability hereunder.

          B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord (i) financial statements for the proposed transferee,
     (ii) a copy of the proposed assignment or sublease, and (iii) such other information as Landlord may reasonably request. After Landlord's receipt of the required information and documentation, Landlord shall either. (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect; and (3) in the event of a proposed subletting, terminate this Lease with respect to the portion of the Premises which Tenant proposes to sublease effective the first to occur of ninety (90) days following written notice of such termination or the date the proposed Transfer would have come into effect. Tenant shall pay Landlord a review fee of $1,000.00 for Landlord's review of any Permitted Transfer or proposed Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including, without limitation, reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such proposed Transfer or Permitted Transfer.

          C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Lease Term covered by the Transfer within ten (10) days following receipt thereof by Tenant.

          D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the person, persons or entity which owns or controls a majority of the voting interests at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

          E. Tenant may assign its entire interest under this Lease or sublet the Premises (i) to any entity controlling or controlled by or under common control with Tenant or (ii) to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving entity shall own all or substantially all of the assets of Tenant; (3) with respect to a Permitted Transfer to a proposed transferee described in clause (ii), such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; and (4) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

     12. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Property. If a lien is attached to the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord within thirty (30) days after demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim have such lien or claim released of record. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

     13. INSURANCE.

          A. Landlord shall, at all times during the Lease Term, procure and maintain: (i) policies of insurance covering loss or damage to the Property in an amount equal to the full replacement cost of the Building, including leasehold improvements in the Premises, which shall provide protection against loss by fire and other all-risk casualties including earthquake and flood and such other property insurance as may be required by Landlord's mortgagee or as otherwise desired by Landlord, and (ii) commercial general liability insurance applicable to the Building and the Common Areas, providing a minimum limit of $3,000,000.00 per occurrence.

          B. Tenant shall procure and maintain, at its expense, (i) all-risk (special form) property insurance in an amount equal to the full replacement cost of Tenant's Property located in the Premises; (ii) a policy or policies of general liability and umbrella or excess liability insurance applying to Tenant's operations and use of the Premises, providing a minimum limit of $3,000,000.00 per occurrence and in the aggregate, naming Landlord and Landlord's Building manager as additional insureds, (iii) automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than a combined single limit of $1,000,000.00 per accident, and (iv) workers' compensation insurance in accordance with the laws of the State in which the Property is located and employer's liability insurance in an amount not less than $1,000,000.00 each accident, $1,000,000.00 disease-each employee and policy limit, with the insurance policies required under this clause
     (iv) to be endorsed to waive the insurance carriers' right of subrogation. Tenant shall maintain the foregoing insurance coverages in effect commencing on the earlier to occur of the Commencement Date and the date Tenant takes possession of the Premises, and continuing to the end of the Lease Term.

          C. The insurance requirements set forth in this Section 13 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 13 and 14, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide or that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord, Landlord's Building manager, and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of change in coverage of available limits of coverage, except upon thirty
     (30) days' prior written notice to Landlord and Landlord's lenders. Tenant will deliver to Landlord a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease on or before the date Tenant first occupies any portion of the Premises, at least ten (10) days before the expiration date of any policy and upon the renewal of any policy. Landlord shall have the right to approve all deductibles and self-insured retentions under Tenant's policies, which approval shall not be unreasonably withheld, conditioned or delayed.

          D. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates.

     14. INDEMNITY. To the extent not expressly prohibited by law, Landlord and Tenant each (in either case, the "INDEMNITOR") agree to hold harmless and indemnify the other and the other's agents, partners, shareholders, members, officers, directors, beneficiaries and employees (collectively, the "INDEMNITEES") from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against the Indemnitees, including without limitation reasonable attorneys' fees and expenses, for claims by a third party for death or injury to, or damage to property of, third parties, other than the Indemnitees, that may arise from the negligence or willful misconduct of Indemnitor or any of Indemnitor's agents, members, partners or employees. Such third parties shall not be deemed third party beneficiaries of this Lease. If any action, suit or proceeding is brought against any of the Indemnitees by reason of the negligence or willful misconduct of Indemnitor or any of Indemnitor's agents, members, partners or employees, then Indemnitor will, at Indemnitor's expense and at the option of said Indemnitees, by counsel reasonably approved by said Indemnitees, resist and defend such action, suit or proceeding. In addition, to the extent not expressly prohibited by law, Tenant agrees to hold harmless and indemnify Landlord and Landlord's Indemnitees from any losses, damages, judgments, claims, expenses, costs and liabilities imposed upon or incurred by or asserted against Landlord or Landlord's Indemnitees, including reasonable attorneys' fees and expenses, for claims by a third party for death or injury to, or damage to property of, third parties (other than Landlord's Indemnitees) that may arise from any act or occurrence in the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Indemnitees. Landlord shall indemnify, defend and hold Tenant harmless from and against any claims, damages, costs and expenses arising out of any environmental contamination or clean-up required for the Building or the land on which the Building is located or violation of any law, rule or regulation by Landlord, except if due to the acts of Tenant.

     15. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's grossly negligent or willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

     16. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than one (1) year of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by Landlord as a result of the casualty. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all furniture, fixtures and equipment which are necessary to permit Tenant's reoccupancy of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that Rent shall be abated from the date of the damage or destruction for any portion of the Premises that is unusable by Tenant, which abatement shall be in the same proportion that the Rentable Area of the Premises which is unusable by Tenant bears to the total Rentable Area of the Premises; provided that Tenant shall not be entitled to any abatement of Rent if the damage or destruction within the Premises is restored within five (5) Business Days after Landlord's receipt of written notice from Tenant of the occurrence of the damage or destruction.

     17. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and Rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. If this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired Lease Term effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant and moving costs, which Tenant specifically reserves to itself.

     18. EVENTS OF DEFAULT. The following events shall be deemed to be "EVENTS OF DEFAULT" under this Lease: (i) Tenant fails to pay any Rent when due; provided that the first (1st) such failure during any consecutive twelve (12) month period during the Term shall not be an Event of Default if Tenant pays the amount due within five (5) days after Tenant's receipt of written notice from Landlord that such payment was not made when due, (ii) Tenant fails to perform any other provision of this Lease not described in this Section 18, and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord, however, other than with respect to a hazardous condition, if Tenant's failure to comply cannot reasonably be cured within thirty (30) days, Tenant shall be allowed additional time (not to exceed thirty (30) additional days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within thirty (30) days and diligently pursues the cure to completion;
(iii) Tenant fails to observe or perform any of the covenants with respect to
(a) assignment and subletting as set forth in Section 11, and such failure is not cured within ten (10) days after notice from Landlord, (b) mechanic's liens as set forth in Section 12, and such failure is not cured within time periods provided therein, (c) insurance as set forth in Section 13, and such failure is not cured within time periods provided therein, or (d) delivering subordination agreements or estoppel certificates as set forth in Section 24, and such failure is not cured within time periods provided therein; (iv) the leasehold interest of Tenant is levied upon or attached under process of law; (v) Tenant or any guarantor of this Lease dies or dissolves; (vi) Tenant abandons or vacates the Premises; or (vii) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within sixty (60) days after filing.

     19. Remedies.

          A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

          (1) Landlord may re-enter the Premises and attempt to cure any default of Tenant, in which event Tenant all, upon demand, reimburse Landlord as Additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default;

          (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Lease Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

          (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

          (4) Landlord may enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.

     Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO THE TERMS OF THIS LEASE AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

          B. If Landlord exercises either of the remedies provided in Sections 19A(2) or 19A(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

          C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Lease Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent accruing as it becomes due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Lease Term. In any such case, Landlord shall make reasonable efforts, in accordance with Section 19E hereof, to relet the Premises. In attempting to relet the Premises, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent reasonably deemed by Landlord necessary or desirable, and Tenant upon demand shall pay the reasonable cost of all of the foregoing together with Landlord's reasonable expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting (including reasonable attorneys' fees and brokers' fees and commissions) and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder.

          D. If this Lease is terminated by Landlord, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

          E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria: (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;
     (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, or offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available; (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building; (ii) adversely affect the reputation of the Building; or (iii) be incompatible with the operation of the Building; and
     (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.

          F. The receipt by Landlord of less than the full Rent due shall not be construed to be other than a payment on account of Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. The acceptance by Landlord of Rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

          G. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In the event of any litigation between Tenant and Landlord to enforce or interpret any provision of this Lease or to enforce any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein.

     20. NO WAIVER. Failure of either party to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against the non-defaulting party, but the non-defaulting party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by non-defaulting party to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

     21. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained.

     22. SUBSTITUTION. Landlord at its sole discretion shall be entitled to cause Tenant to relocate from the Premises to a comparably-sized space, of comparable design and tenant improvements (the "RELOCATION SPACE") within the Building or adjacent buildings within the same Property at any time upon not less than ninety (90) days' prior written notice to Tenant. The reasonable costs actually incurred in connection with the buildout of the Relocation Space and the physical relocation of the Tenant to the Relocation Space shall be at the expense of Landlord. Such a relocation shall not terminate or otherwise affect or modify this Lease except that from and after the date of such relocation, "Premises" shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined and the Base Rent shall be adjusted so that immediately following such relocation the Base Rent for the Relocation Space on a per square foot of rentable area basis shall be the same as the Base Rent immediately prior to such relocation for the original Premises on a per square foot of rentable area basis. Tenant's Pro Rata Share also be adjusted in accordance with the formula set forth in this Lease.

     Notwithstanding anything to the contrary contained in this Section 22, in the event that Landlord elects to relocate Tenant as provided herein, then Tenant shall have the right to terminate this Lease as of the date of substitution described in Landlord's notice, by notice received by Landlord within ten (10) days after Tenant's receipt of such notice; provided however, Landlord shall have the right to withdraw such right to substitute Premises by notice to Tenant within ten (10) days after receipt of Tenant's notice to terminate this Lease, in which case this Lease shall remain in full force and effect without modification.

     23. HOLDING OVER. If Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant's right of possession, such occupancy shall be that of a tenancy at sufferance. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and Additional Rent due under this Lease for the last full month of the term hereof during the first thirty (30) days of such holdover, and two hundred percent (200%) of such Base Rent and Additional Rent thereafter during such holdover. No holding over by Tenant or payments of money by Tenant to

Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise Tenant shall also be liable to Landlord for all direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant.

     24. SUBORDINATION TO MORTGAGE: ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building or the Property and Tenant agrees within ten (10) days after written demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. If Tenant fails to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is coupled with an interest in Landlord and is accordingly irrevocable. In addition, if Tenant fails to deliver any subordination or other agreement required by this Section within three (3) business days after receipt of a second request from Landlord, then Tenant shall pay Landlord, as additional rent, a $100 per day penalty from the end of the three business-day period until the date such documents are signed and received by Landlord. Tenant agrees that it shall from time-to-time furnish within ten (10) days after so requested by Landlord, a certificate signed by Tenant certifying as to such matters as may be reasonably requested by Landlord. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

     25. NOTICE. Any. notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1 of this Lease (and, if no address is listed for Tenant, notices to Tenant shall be delivered to the Premises). When so mailed, the notice shall be deemed to have been given two (2) Business Days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next Business Day after deposit with such overnight delivery service. The address specified in
Section 1 of this Lease may be changed from time to time by giving written notice thereof to the other party.

     26. SURRENDER OF PREMISES. Upon the termination of the Lease Term, or upon any termination of Tenant's right to possession of the Premises, Tenant will at once surrender possession of the Premises to Landlord in good condition and repair, ordinary wear and tear excepted. Tenant shall surrender to Landlord all keys to the Premises and make known to

Landlord the combination of all combination locks which Tenant is required to leave on the Premises.

     27. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days' prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (5) to approve the weight, size, or location of heavy equipment, or articles within the Premises; (6) to change the arrangement and location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property, and to construct any desired improvements on the Property; (7) to regulate access to telephone, electrical and other utility closets in the Building and to require use of designated contractors for any work involving access to the same; (8) if Tenant has vacated the Premises during the last six (6) months of the Lease Term, to perform additions, alterations and improvements to the Premises in connection with a reletting or anticipated reletting thereof without being responsible or liable for the value or preservation of any then existing improvements to the Premises and without effectuating a surrender or entitling Tenant to any abatement of Rent; (9) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause (9), shall not be deemed to prohibit Tenant from the operation of its business in the Premises; (10) to enter the Premises to inspect the same or to show the Premises to prospective purchasers, mortgagees, tenants (during the last twelve months of the Lease Term) or insurers, or to clean or make repairs, alterations or additions thereto, provided that, except for any entry in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the Premises; and (11) to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building. In exercising its rights under this Section 27, Landlord shall make commercially reasonable efforts to avoid unreasonably interfering with Tenant's business operations in the Premises, and if any temporary closing continues for more than one business day, a pro rata reduction in Rent for the applicable month shall occur.

     28. MISCELLANEOUS.

          A. If any term or provision of this Lease, or the application thereof, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          B. Tenant agrees not to record this Lease or any short form or memorandum hereof.

          C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

          D. The term "FORCE MAJEURE" shall mean strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

          E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant and Landlord, time is of the essence of this Lease.

          F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

          G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed by any broker or finder other than the Broker on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

          H. Intentionally omitted.

          I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. In the event of a proposed sale or other transfer, financing or refinancing by Landlord of the Building, where the proposed lender or purchaser requests tenant financial statements, within ten (10) days after Landlord's request, Tenant shall deliver to Landlord the most current year-end financial statements of Tenant and any guarantor of this Lease, subject to any reasonable confidentiality agreement.

          J. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

          K. Landlord and Tenant understand, agree and acknowledge that (i) this Lease has been freely negotiated by both parties; and (ii) in any controversy, dispute or contest over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

          L. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no affect upon the construction or interpretation of any part hereof. The term "including" shall be deemed to mean "including without limitation".

     29. NO OFFER. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable, executed by each Guarantor is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's mortgagee, if required.

     30. ENTIRE AGREEMENT. This Lease, including the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease and supersedes all prior agreements and understandings between the parties related to the Premises, including all lease proposals, letters of intent and similar documents. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease may be modified only be a written agreement signed by Landlord and Tenant. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, all of which are hereby waived by Tenant, and that there are no warranties which extend beyond those expressly set forth in this Lease.

     31. LIMITATION OF LIABILITY. Any liability of Landlord under this Lease shall be limited solely to its interest in the Property, and in no event shall any personal liability be asserted against Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees, in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its members, or their respective members, partners, shareholders, officers, directors, agents or employees (except if due to such individuals gross negligence or intentional misconduct) as a result of any liability for damage or breach or non-performance by Landlord. In no event shall Landlord be liable for consequential or punitive damages as a result of a breach or default under or otherwise in connection with this Lease.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST                          LANDLORD:

                                        TRANSWESTERN GREAT LAKES, L.P.,
By: /s/ William Hemingway               a Delaware limited partnership
    ---------------------------------
Name: William Hemingway                 By: TRANSWESTERN GREAT LAKES GP, L.L.C.,
Title: Executive VP                         a Maryland limited liability
                                            company, its general partner


By: /s/                                 By: TRANSWESTERN INVESTMENT COMPANY,
    ---------------------------------       L.L.C., its authorized agent
Name:
      -------------------------------
Title:                                  By: /s/ Scott A. Tausk
       ------------------------------       ------------------------------------
                                        Name: Scott A. Tausk
                                        Title: Managing Director


WITNESS/ATTEST                          TENANT:

                                        QUATRX PHARMACEUTICALS COMPANY, a ______
By: /s/ Gary Onn
    ---------------------------------
Name: Gary Onn                          By: /s/ Robert L. Zerbe
Title: CFO                                  ------------------------------------
                                        Name: Robert L. Zerbe
                                        Title: CEO


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                  EXHIBIT A-1

                                  (FLOOR PLAN)

                                    EXHIBIT B

                              RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking areas associated therewith (if any), the Property and the appurtenances thereto:

     1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors or from the exterior of the Building.

     2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

     3. Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

     4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of the Lease.

     5. Tenant shall refer all contractors, contractors' representatives and installation technicians to Landlord for Landlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

     6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may not unreasonably prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved by or at the direction of Tenant and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity by or at the direction of Tenant, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

     7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

     8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

     9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

     10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

     11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

     12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

     13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building.

     14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

     15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

     16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord' sole discretion.

     17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

     18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

     19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

     20. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

     21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

     22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

     23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building or at the entrances to the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as "no smoking" areas and to designate the entire Building and the Property as a "no smoking" area.

                               [END OF EXHIBIT B]

                                    EXHIBIT C

                             PAYMENT OF BASIC COSTS

     A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of the amount by which (a) Basic Costs (as defined below) for the applicable calendar year exceeds Basic Costs for the Base Year, and (b) Taxes (as defined below) for the applicable calendar year exceeds Taxes for the Base Year. Prior to the Commencement Date, or as soon as practical thereafter, and prior to January 1 of each calendar year during the Lease Term, or as soon as practical thereafter, Landlord shall make a good faith estimate of Basic Costs and Taxes for the applicable full or partial calendar year and Tenant's Pro Rata Shares thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of (1) Landlord's estimate of the amount by which Basic Costs for such calendar year will exceed Basic Costs for the Base Year, and (2) Landlord's estimate of the amount by which Taxes for such calendar year will exceed Taxes for the Base Year. Landlord shall have the right from time to time during any such calendar year to reasonably revise the estimate of Basic Costs and Taxes for such year and provide Tenant with a revised statements therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year for Basic Costs and twice in any calendar year for Taxes), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and/or Taxes by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and/or Taxes for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid monthly installments of Additional Rent based on the previous year's estimate. Tenant shall pay Landlord for any underpayment within thirty (30) days after Landlord's written demand. Any overpayment of Additional Rent shall, at Landlord's option, be refunded to Tenant or credited against the installments of Additional Rent next coming due under the Lease. Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below when actual Basic Costs or actual Taxes, as applicable, are determined.

     B. As soon as is practical following the end of each calendar year during the Lease Term, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs. and Taxes for the previous calendar year. If for any calendar year the Additional Rent collected for the prior year, as a result of Landlord's estimate of Basic Costs or Taxes, is in excess of Tenant's Pro Rata Share of the amount by which Basic Costs or Taxes, as applicable, for such prior year exceeds Basic Costs or Taxes for the Base Year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against Additional Rent due or to become due hereunder). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year whether or not the Lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

     C. "Basic Costs" shall mean all reasonable direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below), which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Property. Basic Costs shall include, without limitation, insurance premiums and deductibles, and the amortized cost of capital improvements made to the common areas of the Building or on the Property which are (i) primarily for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building; or
(ii) required to comply with any laws, rules or regulations of any governmental authority or a requirement of Landlord's insurance carrier, or (iii) primarily for the purpose of improving security at the Property or the Building. The cost of such capital improvements shall be amortized over the useful life thereof, as reasonably determined by Landlord, and shall, at Landlord's option, include interest at a rate that is reasonably equivalent to the interest rate that Landlord would be required to pay to finance the cost of the capital improvement in question as of the date such capital improvement is performed.

     D. Basic Costs shall not include the following: (i) costs of alterations of tenant spaces (including all tenant improvements to such spaces); (ii) costs of capital improvements, except as provided in Paragraph C above; (iii) depreciation, interest and principal payments on mortgages, and other debt costs, if any; (iv) real estate brokers' leasing commissions or compensation and advertising and other marketing expenses; (v) costs or other services or work performed for the singular benefit of another tenant or occupant (other than for Common Areas); (vi) legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building; (vii) costs of advertising and public relations and promotional costs and attorneys' fees associated with the leasing of the Building; (viii) any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, other tenants, (other than through the payment of additional rent under such tenants' leases) or any other source; (ix) costs incurred in connection with the sale, financing, refinancing, mortgaging, or other change of ownership of the Building; (x) rental under any ground or underlying lease or leases; (xi) any accounting, legal or other professional expenses; (xii) any expenses for Landlord's own staff beyond the grade of Building manager, and the staff that is included shall be only to the extent such persons are involved in the management or operations of the Building; (xiii) copying, office supplies and other office expenditures to the extent not involved in the management or operations of the Building; and
(xiv) Taxes.

     E. "Taxes" shall mean (i) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (ii) all personal property taxes for the Building's common area personal property, (iii) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon rent received by Landlord,
(iv) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (v) all reasonable costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Property, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those paid or payable for such calendar year, as opposed to the real estate taxes and assessments accrued with respect to such calendar year.

     F. If the Building and the other buildings Landlord operates in conjunction therewith, if any, are is not at least ninety-five percent (95%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least ninety-five percent (95%) of the Rentable Area of the Building and such other buildings, if any, at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building and such other buildings had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings during such year. If Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for the Base Year shall also be determined as if the Building and such other buildings, if any, had been ninety-five percent (95%) occupied and Landlord had been supplying services to ninety-five percent (95%) of the Rentable Area of the Building and such other buildings.

     G. Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the thirty (30) day period following the delivery of Landlord's statement of the actual amount of Basic Costs, such of Landlord's books of account and records as pertain to and contain information concerning such costs and expenses in order to verify the amounts thereof. Tenant agrees that any information obtained during an inspection by Tenant of Landlord's books of account and records shall be kept in confidence by Tenant and its agents and employees and shall not be disclosed to any other parties, except to Tenant's attorneys, accountants and other consultants. Any parties retained by Tenant to inspect Landlord's books of account and records shall not be compensated on a contingency fee basis. If Tenant shall not dispute any item or items included in the determination of Basic Costs for a particular Lease Year by delivering a written notice to Landlord generally describing in reasonable detail the basis of such dispute within sixty (60) days after the statement for such year was delivered to it, Tenant shall be deemed to have approved such statement. During the pendency of any dispute over Basic Costs, Tenant shall pay, under protest and without prejudice, Tenant's Pro Rata Share of Basic Costs as calculated by Landlord. The cost of such review shall be paid by Tenant except in the event the review reveals an error by Landlord which resulted in an overcharge of actual (as distinguished from estimated) Basic Costs in excess of ten percent (10%) of the total Basic Costs, in which event Landlord shall pay the reasonable cost of the review (up to the amount of the overcharge).

                               [END OF EXHIBIT C]

                                    EXHIBIT D

                                   WORK LETTER

                  (Landlord completes work within an Allowance)

1. This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as "LANDLORD'S WORK" Landlord and Tenant acknowledge that Plans (hereinafter defined) for Landlord's Work have not yet been prepared and, therefore, it is impossible to determine the exact cost of Landlord's Work at this time. Accordingly, Landlord and Tenant agree that Landlord's obligation to pay for the. cost of Landlord's Work shall be limited to $190,976.00 (the "CONSTRUCTION ALLOWANCE") AND that Tenant shall be responsible for the cost of Landlord's Work to the extent that it exceeds. the Construction Allowance. If the actual cost of Landlord's Work is less than the Construction Allowance, Tenant shall not be entitled to any credit, payment or abatement on account thereof. Landlord shall enter into a direct contract for Landlord's Work with a general contractor selected by Landlord. In addition, Landlord shall have the right to select and/or approve of any subcontractors used in connection with Landlord's Work. Tenant shall pay Landlord, within ten (10) days after Landlord's written demand, a construction fee equal to five percent (5%) of the cost of Landlord's Work to compensate for its construction management services in connection with Landlord's Work. Landlord reserves the right to deduct such fee from the Construction Allowance.

2. Space planning, architectural and any necessary and required engineering (mechanical, electrical and plumbing) drawings for Landlord's Work shall be prepared at Tenant's sole cost and expense, subject to funding through the Construction Allowance. The space planning, architectural and mechanical drawings are collectively referred to herein as the "PLANS". The Plans shall be deemed to be the Construction Drawings for the Premises dated October 1, 2004, prepared by Davis & Davis.

3. Neither the approval of the Plans nor the supervision of Landlord's Work by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency and propriety of the Plans or the quality of workmanship or compliance of Landlord's Work with applicable law.

4. Prior to commencing any construction of Landlord's Work, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of Landlord's Work, including but not limited to labor and materials, architect's fees, contractor's fees and permit fees. Within three (3) Business Days thereafter, Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto in reasonable detail and any desired changes to the proposed Landlord's Work. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord in good faith to alter the scope of Landlord's Work in order to reach a mutually acceptable alternative cost estimate.

5. If Landlord's estimate and/or the actual cost of Landlord's Work shall exceed the maximum Construction Allowance (such excess being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs within two
     (2) Business Days after Landlord's written demand. Landlord shall not be required to proceed with Landlord's Work until Tenant pays such Excess Costs and any delay in the completion of Landlord's Work due to a delay by Tenant in making such payment shall be deemed a Delay pursuant to the Lease. The statements of costs submitted to Landlord by Landlord's contractors shall be conclusive for purposes of determining the actual cost of the items described therein. Excess Costs constitute Rent payable pursuant to the Lease, and the failure to timely pay same constitutes an Event of Default under the Lease.

6. If Tenant shall request any changes to Landlord's Work that are approved by Landlord ("CHANGE ORDERS"), Landlord shall have any necessary revisions to the Plans prepared, and if as a result of such Change Orders the cost of the Landlord's Work shall exceed the Construction Allowance, then Tenant shall reimburse Landlord on demand' for such excess Cost. Landlord shall notify Tenant in writing of the estimated increased cost, if any, by reason of such Change Orders, and Tenant shall, within one (1) Business Day after receiving Landlord's estimate of the cost of the Change Order, notify Landlord in writing whether it desires to proceed with such Change Order. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested Change Order, or Landlord may elect to discontinue work on the Premises until it receives notice of Tenant's decision, in which event Tenant shall be responsible for any Delay in completion of Landlord's Work resulting therefrom.

7. Following approval of the Plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause Landlord's Work to be constructed substantially in accordance with the approved Plans, so long as no default shall occur under the Lease. Landlord shall notify Tenant upon substantial completion of Landlord's Work. The phrase "SUBSTANTIAL COMPLETION" shall mean that Landlord's Work has been completed except for such incomplete items as would not materially interfere with the use of the Premises for the Permitted Use.

8. If Landlord shall be delayed in substantially completing Landlord's Work as a result of the occurrence of any of the following (a "Delay"):

     (a) Tenant's failure to timely furnish information to complete the Plans, or otherwise in accordance with this Work Letter, or to respond to any request by Landlord for any approval or information within any time period prescribed, or if no time period is prescribed, then within two
          (2) Business Days of such request; or

     (b) Tenant's request for materials, finishes or installations that have long lead times after having first been informed by Landlord that such materials, finishes or installations will cause a Delay; or

     (c)  Changes in any plans and specifications requested by Tenant; or

     (d) The performance or nonperformance by a person or entity employed by or on behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

     (e) Any request by Tenant that Landlord delay the completion of any component of Landlord's Work; or

     (f) Any breach or default by Tenant in the performance of Tenant's obligations under the Lease; or

     (g) Tenant's failure to pay any amounts as and when due under this Work Letter; or

     (h) Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of Landlord's Work; or

     (i) Any other delay chargeable to Tenant, its agents, employees or independent contractors;

          then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that Landlord's Work would have been substantially completed absent any such Delay. Landlord's Work shall be deemed to be substantially completed on the date that Landlord's Work has been performed (or would have been performed absent any Delay), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base Rent and other sums due under the Lease shall be Tenant's sole remedy that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after. the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "COMMENCEMENT LETTER") on the form attached to the Lease as EXHIBIT F setting forth the Commencement Date, the Expiration Date and any other dates that are affected by the adjustment of the Commencement Date. The Commencement Letter shall identify any minor incomplete items of Landlord's Work as reasonably determined by Landlord's architect (the "PUNCHLIST ITEMS"), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the existing rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Base Rent and Additional Rent shall not commence until the date that Landlord's Work has been substantially completed (or would have been substantially completed absent any Delays).

9. This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Lease Term, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease. All capitalized terms used in this Work Letter but not defined herein shall have the same meanings ascribed to such terms in the Lease.

10. Tenant shall perform all work (other than Landlord's Work) in accordance with the terms of this Work Letter as required to put the Premises in a condition to permit the conduct of Tenant's business therein and in accordance with the requirements of this Lease. When Landlord's Work has proceeded to the point where the work to be performed by Tenant and the installation of Tenant's trade fixtures, furniture and equipment in the Premises (collectively "Tenant's Work") can, in the opinion of Landlord, be commenced in accordance with good construction practice, then Tenant shall have the right to occupy the Premises for the purpose of performing Tenant's Work so far as its occupancy is not inconsistent with Landlord's Work or any work to be done in the Building by Landlord, subject to all the terms and condition of this Lease (including in particular Section 9B), except that the payment of Rent by Tenant shall not commence until the Commencement Date. Tenant acknowledges that entry onto the Premises when the Landlord's Work is not substantially complete entails a risk of personal injury, death, or damage, destruction, loss or misappropriation of property. To the extent not expressly prohibited by law, Tenant hereby assumes all such risks for entry onto the Premises, and agrees to defend and hold harmless Landlord (its agents, contractors, and employees) against all costs and expenses, including reasonable attorneys' fees in connection therewith, arising out of any personal injury, death, or damage, destruction, loss or misappropriation of property related to entry onto the Premises by Tenant or its agents, employees, contractors, invitees or subtenants prior to such time as the Landlord's Work is substantially complete, except to the extent such costs or expenses arise out of the negligence or willful misconduct of Landlord, its employees, agents or representatives (it being expressly understood that for purposes of this Lease, Landlord's contractors, subcontractors and their employees shall not be considered employees, agents or representatives of Landlord). Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the Building which affect any work to be performed by Tenant hereunder. The installation of Tenant's furniture, fixtures, equipment and personalty into the Premises shall be the sole responsibility of Tenant, and any costs associated therewith shall be borne by Tenant. Neither review nor approval by Landlord of any plans or specifications for Tenant's Work or any other work to be performed by Tenant shall constitute a representation or warranty by Landlord that any of such plans or specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable laws, ordinances, codes and regulations.

                               [END OF EXHIBIT D]

                                    EXHIBIT E

                             ADDITIONAL PROVISIONS

1. SECURITY DEPOSIT.

     A. Notwithstanding anything to the contrary contained in Sections IF and 5 of the Lease, in lieu of a cash security deposit, Tenant herewith deposits with Landlord as security for the prompt, full, and faithful performance by Tenant. of every term, covenant and condition of this Lease, an irrevocable letter of credit ("Letter of Credit") payable in Chicago, Illinois, miming in favor of Landlord issued by a bank reasonably acceptable to Landlord in the amount of the Security Deposit described in Section IF above. The Letter of Credit shall be irrevocable for the term of this Lease and shall provide that it is automatically renewable for a period ending not earlier than sixty (60) days after the expiration of the Lease Term without any action whatsoever on the part of Landlord.

     B. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than sixty (60) days after the expiration of the Lease Term, or the issuing bank notifies Landlord in writing (by certified/registered mail, return receipt requested or overnight courier) that it shall not renew the Letter of Credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the Lease Term upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord. However, (i) if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section, Tenant, at least thirty (30) days prior to the expiration of the Letter of Credit, or immediately upon its failure to comply with each and every term of this Section, must deposit with Landlord cash security in the amounts required by, and to be held subject to and in accordance with, all of the terms and conditions set forth herein, failing which the Landlord may present such Letter of Credit to the bank in accordance with the terms of this Section, and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in this Section.

     C. Provided that Tenant has not defaulted in the performance of any of its obligations under the Lease beyond any applicable notice or cure period, (i) at any time after the end of the fifteenth (15th) full calendar month of the Lease Term, Tenant may reduce the face amount of the Letter of Credit to $75,000.00, and (ii) Tenant shall not be required to maintain a Letter of Credit if at the end of the thirty-ninth (39th) full calendar month of the Lease Term, or at any time thereafter, the cash balance (as reported on Tenant's balance sheet and other financial statements, as certified by Tenant's authorized financial officer or accounting firm) equals or exceeds the difference between (a) Tenant's expenses in the immediately preceding eight calendar months, and (b) Tenant's revenues in the immediately preceding eight calendar months.

     D. Tenant agrees that, in the event of any default by Tenant under this Lease, after the expiration of any applicable notice or cure period, Landlord shall have the right to draw down, apply or retain the whole or any part of the Letter of Credit in an amount necessary to cure such default (the "Cure Amount"), including, without limitation for the payment of (i) any Base Rent, Additional Rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord in Tenant's behalf in accordance with the provisions of this Lease, and (iii) any sum which Landlord may expend or be required to expend by reason of Tenant's default, or any loss or damage which Landlord may suffer or incur, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in the Lease. If, as a result of any such application of all or any part of such security, the amount secured by the Letter of Credit shall be less than the amount set forth in Section IF above, Tenant agrees that within five (5) days of receipt of notice of any such draw, use or application of the Cure Amount, Tenant shall provide Landlord with additional letter(s) of credit or cash collateral in an amount equal to the deficiency.

     E. Tenant further agrees that, in addition to all of the rights and remedies provided to Landlord pursuant to this Lease, whether or not this Lease or Tenant's right to possession hereunder has been terminated, in the event Tenant has filed (or there has been filed against Tenant) a petition for bankruptcy protection or other protection from its creditors under any applicable and available law, then Landlord may at once and without notice to Tenant be entitled to draw down upon the entire amount of the Letter of Credit (or apply any cash collateral) then available to Landlord and apply such resulting sums toward (i) reimbursement to Landlord for all of Landlord's then unamortized costs (including, cost to Landlord of improving the Premises) incurred in leasing to Tenant the Premises demised by this Lease, and (ii) reimbursement to Landlord for any other damages suffered by Landlord as a result of such default.

     F. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by the Lease or by law (it being intended that Landlord shall not first be required to proceed against the collateral) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     G. In the event of a transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Letter of Credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the Letter of Credit to a new Landlord. Tenant shall pay upon Landlord's demand, as additional rent, any and all costs or fees charged in connection with the Letter of Credit that arise due to: (i) Landlord's sale or transfer of all or a portion of the Building; or (ii) the addition, deletion, or modification of any beneficiaries under the Letter of Credit.

     H. Tenant further covenants that it will not assign or encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     I. Upon the date which is not more than sixty (60) days after the expiration or earlier termination of this Lease, Landlord shall return any remaining Letters of Credit to Tenant and execute any reasonable documentation requested by Tenant to effect the termination of the same.

2. CONTINGENCY.

     Notwithstanding anything to the contrary contained in this Lease, the validity and effectiveness of this Lease is contingent upon Landlord entering into an agreement with the University of Michigan Credit Union ("UMCU") for access to the portions of the Premises leased by UMCU, the right to perform improvements therein, and early termination, as applicable, all on terms reasonably satisfactory to Landlord. If Landlord does not enter into such agreement, this Lease shall be terminable at the option of either Tenant or Landlord, in which event this Lease shall be void and of no force or effect.

3. TERMINATION OPTION.

     A. Tenant shall have one option to terminate the Lease (the "Termination Option") effective as of the last day of the sixty-third (63rd) full calendar month following the Commencement Date (the "Termination Date"). The Termination Option is granted subject to the following terms and conditions: (1) Landlord receives not less than six (6) months prior to the Termination Date, time being of the essence, a written notice (the "Termination Notice") of Tenant's election to exercise the Termination Option; (2) simultaneously with delivery of the Termination Notice Tenant shall pay Landlord $51,762.12 (the "Termination Fee"); and (3) Tenant is not in default under the Lease beyond any applicable notice or cure period on the date that Tenant exercises the Termination Option, anytime after the date Tenant exercises the Termination Option, or on the Termination Date, unless waived in writing by Landlord (and if the Termination Option is so nullified after payment of the Termination Fee, then the Termination Fee shall be returned to Tenant).

     B. If Tenant timely and properly exercises the Termination Option, (1) all Rent owing under the Lease shall be paid through and apportioned as of the Termination Date; (2) neither party shall have any rights, estates, liabilities or obligations under the Lease for the period first accruing after the Termination Date, except those which, by the provisions of the Lease, expressly survive the expiration or termination of the term of the Lease; and (3) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord not later than the Termination Date in the condition required under the Lease for surrender of the Premises.

     C. The Termination Option shall automatically terminate and become null and void upon the earlier to occur of: (1) the termination of Tenant's right to possession of the Premises; (2) the assignment of the Lease by Tenant, in whole or in part (other than as permitted under the Lease without the need for Landlord's consent); (3) the sublease by Tenant of the Premises, or any part thereof (other than as permitted under the Lease without the need for Landlord's consent); or (4) the failure of Tenant to timely or properly exercise the Termination Option.

4. RIGHT OF FIRST OFFER.

     A. As used herein, the term "Offer Space" shall mean the 709 rentable square feet of office space contiguous to the Premises (Suite 102) on the first floor of the Building, and which becomes available for lease during the Lease Term. Tenant shall have, subject to the currently existing rights of tenants and option holders, and their successors and assigns, and the right of Landlord to renew or extend the lease with any tenant (and their successors and assigns) currently in the Offer Space, the option to lease the Offer Space on the same terms and conditions as Landlord then proposes to offer the Offer Space to third parties, except as otherwise provided herein. At the time Landlord first proposes to offer the Offer Space or any portion thereof for lease to the market or to third parties, Landlord shall deliver to Tenant written notice of its intention along with a copy of the proposed terms. Tenant shall exercise its option by written notice to Landlord delivered within five (5) business days of Landlord's notice to Tenant. If Tenant exercises its right of first offer, it shall lease the Offer Space on the terms and conditions set forth in the lease proposal attached to Landlord's notice. If Tenant fails to exercise its right of first offer as specified herein, then Landlord may thereafter offer to lease the Offer Space to third parties on such terms and conditions as Landlord finds acceptable without first offering such space to Tenant. In the event that Tenant exercises the right of first offer set forth herein, Tenant agrees to enter into an amendment to this Lease incorporating the Offer Space, the change in Base Rent applicable thereto, and any other applicable changes within thirty (30) days following the exercise of this right of first offer, but in no event shall a delay in the full execution of such amendment nullify Tenant's exercise of the right of first offer.

     B. Tenant's exercise of the foregoing right of first offer is subject to the conditions that (i) the Lease is in full force and effect, (ii) Tenant is not in default hereunder at the time of notification or at any time after notification, (iii) neither the Premises nor any part thereof have been sublet (other than as permitted under the Lease without the need for Landlord's consent), (iv) Tenant has not assigned the Lease (other than as permitted under the Lease without the need for Landlord's consent), and (v) Tenant occupies the Premises itself.

5. TEMPORARY SPACE.,

     Notwithstanding anything to the contrary contained in this Lease, prior to the Commencement Date, Landlord will make available to Tenant office space in the Building on a temporary basis (hereinafter referred to as the "Temporary Space"), such suite to be mutually acceptable to the parties. All of the terms and conditions of this Lease shall apply to the lease of the Temporary Space (as if Landlord and Tenant had entered into a separate lease of the Temporary Space), except that (a) Tenant shall pay no Base Rent or Additional Rent for the Temporary Space (except that Tenant shall be responsible for all utility charges to the Temporary Space), (b) Tenant's right to use the Temporary Space shall expire on the Commencement Date of this Lease, and (c) Tenant shall accept the Temporary Space in its current "AS IS" condition.

                               [END OF EXHIBIT E]

                                    EXHIBIT F

                               COMMENCEMENT LETTER

Date _______________________________

Tenant _____________________________

Address ____________________________

____________________________________

Re: Commencement Letter with respect to that certain Lease dated ________ by and between ________________, as Landlord, and ______________, a(n)
    ______________, as Tenant, for a Rentable Area in the Premises of
    _________square feet on the ______ floor of the Building located at
    ____________________, _____________, _________.

    Dear __________________:

     In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the Premises and agrees as follows:

     The Commencement Date of the Lease is _____________________________________

     The Expiration Date of the Lease is _______________________________________

     Landlord agrees to complete the work in the Premises identified in the punchlist jointly prepared by Landlord and Tenant dated . Tenant accepts possession of the Premises subject to Landlord's obligation to complete the work identified on the punchlist.

     Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,


XXXXXXXXX
Property Manager

Agreed and Accepted:

TENANT:


By:
    --------------------------------
Name:
      ------------------------------
Title:
       -----------------------------


                                       F-1